LEASE

      LEASE, made this 23 day of June, 1997 between Greenberg Property, L.L.C. whose address is 100 Misty Lane, Parsippany, New Jersey 07054 (hereinafter referred to as "Lessor"); and Environmental Waste Management Associates, Inc. whose address is 100 Misty Lane, Parsippany, New Jersey 07054.

                                    PREAMBLE

         In addition to other terms elsewhere defined in this Lease, the following terms, whenever used in this Lease, should have only the meanings set forth in this section unless such meanings are expressly modified, limited or expanded elsewhere herein.

         A. Additional Rent. All sums in addition to fixed basic rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

         B.       Base Period Costs.  As to the following:

                  (1)      Base  Operating  Costs.  Those  costs,  not
otherwise   specifically   defined  herein, incurred during Calendar Year 1998.

                  (2) Base Real Estate Taxes. Those real estate taxes incurred for the building and office building area during Calendar Year 1998.

                  (3) Base Utility and Energy Costs. Those costs for utility and energy (including surcharges and/or adjustments) incurred during Calendar Year 1998. These costs do not include other costs specifically defined herein.

         C.       Broker. None.

         D.       Building.  100 Misty Lane, Parsippany, New Jersey.

         E. Building Holidays. The holidays listed on Exhibit E attached hereto.

         F.       Commencement Date.  August 1, 1997.

         G. Demised Premises or Premises. Approximately 21,827 gross rentable square feet on the 3rd floor and part of the first floor, as shown on Exhibit A hereto, which includes an allocable share of the common facilities as defined in paragraph 42(c).

         H. Exhibits. The following exhibits attached to this Lease are incorporated herein and made a part hereof:

                  Premises...............................Exhibit A
                  Rules and Regulations..................Exhibit B
                  Landlord's Work........................Exhibit C
                  Cleaning Services......................Exhibit D
                  Building Holidays......................Exhibit E

         I. Fixed Basic Rent. Three Million Fifty-Five Thousand Seven Hundred and Eighty ($3,055,780.00) Dollars for the term payable as follows:
                    Years 1 - 10
                  (1) Yearly Rate. Two Hundred and Eighty Thousand and Six Hundred and Four ($305,578.00) Dollars.

                  (2)      Monthly   Rate.   Twenty-Five   Thousand   Four
Hundred  and   Sixty-Four   and  83/100 ($25,464.83.00) Dollars.

         J. Lessee's Percentage. Forty-Four and 55/100 (44.55%) percent subject to adjustment as provided for in paragraph 42(e).

         K.       Parking Spaces.  A total of nine (9) assigned spaces.

         L.       Permitted Use.  General office use and nothing else.

         M.       Security Deposit.  None.

         N.       Term.    Ten  (10)  years  -0-  months  from  the
commencement  date  plus two (2) five (5) year options.

         O. Termination Date. The day before the 10th anniversary of the commencement date.
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                                    W I T N E S S E T H :

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

         1. Description. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the demised premises as defined in the preamble (hereinafter called "demised premises" or "premises"), as shown on the plan or plans initialed by the parties hereto marked "Exhibit A attached hereto and made a part of this Lease, in the building as defined in the preamble (hereinafter called the "building"), together with the right to use in common with other lessees of the building, their invitees, customers and employees those public areas of the common facilities as hereinafter defined.

         2. Term. The premises are leased for the term to commence on the commencement date and to end at 12:00 midnight on the termination date, all as defined in the preamble.

         3. Basic Rent. The Lessee shall pay to the Lessor during the term the fixed basic rent, as defined in the preamble (hereinafter called "fixed basic rent"), payable in draft or bank check. The fixed basic rent shall accrue at the yearly rate, as defined in the preamble, and shall be payable in advance on the first day of each calendar month during the term at the monthly installments, as defined in the preamble, except that a proportionately lesser sum may be paid for the first and last months of the term of this Lease if the term commences on a day other than the first day of the month in accordance with the provision of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for fixed basic rent for the first month of the lease term. Lessee shall pay fixed basic rent and any additional rent, as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing without demand and without counterclaim, deduction or setoff.

         4. Use and Occupancy. Lessee shall use and occupy the premises for the permitted use as defined in the preamble and for no other purpose.

         5. Care and Repair of Premises. Lessee covenants to commit no act of waste and to take good care of the premises and the fixtures and appurtenances therein, and shall in the use and occupancy of the premises comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the premises, and with any and all environmental requirements resulting from the Lessee's use of the premises, this covenant to survive the expiration or sooner termination of the Lease; Lessor shall, at Lessor's expense, make all necessary repairs to the common facilities and to the parking areas, if any, the same to be included as an operating cost except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors of licensees, in which event Lessor shall nevertheless make the repair, but Lessor shall pay to Lessor as additional rent, immediately upon demand, the costs therefor. Lessee, at its sole cost and expense, shall have the right to contest any order or regulation and shall not be required to comply with any such order or regulation until a final non-appealable decision is rendered. All improvements made by Lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor including trade fixtures, cabinet work, movable paneling, partitions, and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors, or licensees excepted. All other property of Lessee remaining on the premises after the last day of the term of the Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense. With respect to the common facilities and parking area, Lessee shall be responsible for any damage which is not covered by insurance caused by visitors and/or licenses.

         6. Alterations, Additions or Improvements. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions

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


or improvements in, to or about the premises which cost in excess of $10,000. Below said dollar number no advance written or oral consent is required.

         7. Activities Increasing Fire Insurance Rates. Lessee shall not do or suffer anything to be done on the premises which will increase the rate of fire insurance on the building. This clause shall not be applicable so long as Lessee uses the premises solely for office use.

         8. Assignment and Sublease. Lessee may not assign or sublease the within lease to any party without Lessor's consent which shall not unreasonably be withheld:

                  (a) Lessor's consent shall not be deemed unreasonably withheld if it refuses to consent to any proposed sublease or an assignment of the lease to a tenant, subtenant or other occupant of the building or, if in the reasonable judgment of Lessor the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the building, violates any exclusive granted to any other tenant in the building, or such business will create increased use of the common facilities of the office building area and/or building, or is to any state, federal or municipal agency or bureau.

                  (b) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including but not limited to the payment of fixed basic rent and additional rent reserved herein, through the entire term of this Lease as the same may be extended or otherwise modified.

                  (c) In any event, the acceptance by Lessor of any fixed basic rent or additional rent from the assignee or from any of the subtenants, or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not release Lessee herein nor any assignee assuming this Lease from any and all of the obligations herein during and for the entire term of this Lease.

                  (d) Lessor shall require a One Hundred ($100.00) Dollars payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable, shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

                  (e) Any sublet or assignment to an "affiliate" (hereinafter defined) shall not be subject to the provisions of subparagraph (a) hereof and shall not require Lessor's prior written consent, but all other provisions of this paragraph shall apply.

                  (f) The sale and transfer of stock or ownership control, (50% or more of the stock of the corporation or partnership ownership) if Lessee be a corporation, or partnership, shall be deemed an assignment of this Lease unless
(i) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended; (ii) it is made amongst the existing stockholders (partners) of Lessee; or (iii) it results from the death of a stockholder (partner) of Lessee, in which event the Lessor's consent shall not be required but all other provisions of this paragraph shall apply.

         9. Compliance with Rules and Regulations. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B hereto and made a part hereof, and with such further reasonable rules and regulations as Lessor may prescribe on written notice to Lessee for the safety, care and cleanliness of the building, and the comfort, quiet and convenience of other occupants of the building. Lessee must consent in writing to be bound by any future rules and regulations. Lessee's consent shall not be unreasonably withheld. Lessee shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is provided for in the Exhibit A attached hereto or allowed by law. Lessor reserves the right to prescribe weight and position of all safes, business machines and mechanical equipment. Such installments shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient in Lessor's reasonable judgment to absorb and prevent vibration, noise and annoyance.

         10. Damages to Building/Waiver of Subrogation. If the building is damaged by fire or any other cause to such extent that the cost of restoration,

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

as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the building (exclusive of foundations) just prior to the occurrence of the damage then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the premises shall not be reasonably usable for the purpose for which they are leased hereunder then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate the Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice and Lessee shall surrender possession of the premises within a reasonable time thereafter, and the fixed basic rent and any additional rent shall be apportioned as of the date of said surrender, and any fixed basic rent or additional rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration, as estimated by Lessor, shall amount to less than twenty-five (25%) percent of said replacement value of the building or if despite the cost Lessor does not elect to terminate the Lease, Lessor shall restore the building and the premises with reasonable promptness subject to force majeure, as hereinafter defined, and Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee. In any case in which use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in fixed basic rent and any additional rent depending on the period for which and the extent to which the premises are not reasonably usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this paragraph shall include repairs. If the damage results from the fault of Lessee or Lessee's agents, servants, visitors or licensees, which are not covered by insurance, Lessee shall not be entitled to any abatement or reduction in fixed basic rent or additional rent except to the extent of any rent insurance maintained by Lessee and received by Lessor.

         Notwithstanding the provisions of this paragraph of the Lease, in the event of any loss or damage to the building, the premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, against any tenant of the building that has not waived subrogation against such Lessee), and each party shall obtain for each policy of such insurance provisions waiving any claims against the other party (and against any other tenant(s) in the building that has waived subrogation against the Lessee) for loss or damage within the scope of such insurance.

         11. Eminent Domain. If Lessee's use of the premises is materially affected due to the taking by eminent domain of (i) the premises or any part thereof or any estate therein, or (ii) any other part of the building then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The fixed basic rent and any additional rent shall be apportioned as of said termination date, and any fixed basic rent or additional rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the demised premises, there shall either be an abatement or any equitable reduction of the fixed basic rent and an equitable adjustment reducing the base period costs depending on the period for which and the extent to which the premises so taken are not reasonably usable for the purpose for which they are leased hereunder. If any partial or total taking materially interferes with Lessee's ability to conduct its business, Lessee shall have the option to terminate this Lease.

         12. Insolvency of Lessee. Either (i) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (ii) a general assignment by Lessee for the benefit of creditors, or (iii) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination, Lessee's right to possession of the demised premises shall cease and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided in paragraph 14 hereof. If Lessee contines to pay the basic rent and additional rent after any insolvency filing, the filing of same shall not constitute a Lease default.

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


         13. Lessor's Remedies on Default. If Lessee defaults in the payment of fixed basic rent or any additional rent, or defaults in the performance of any of the other covenants and conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any fixed basic rent or additional rent default within ten (10) days or other default within thirty (30) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the demised premises shall cease and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereunder provided. If this Lease shall have been so terminated by Lessor pursuant to paragraphs 12 or 13 hereof, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects.

         14. Deficiency. In any case where Lessor has recovered possession of the premises by reason of Lessee's default, Lessor may at Lessor's option occupy the premises or cause the premises to be redecorated, altered, divided, consolidated with any adjoining premises, or otherwise change or prepared for reletting, and may relet premises or any part thereof as agent of Lessee, or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to the original expiration date of this Lease, at Lessor's option, and receive the rent thereof (fixed basic rent or additional rent) so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for re-letting, and the re-letting including brokerage and reasonable attorneys fees, and then to the payment of damages in amounts equal to the fixed basic rent and additional rent hereunder, and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees in any such case, whether or not Lessor has re-let, to pay to Lessor damages equal to the fixed basic rent and additional rent and other sums herein agreed to be paid by Lessee less the net proceeds of the re-letting, if any, as ascertained from time to time and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such re-letting. In re-letting the premises as aforesaid, Lessor may grant rent concessions and Lessee shall not be credited herewith. No such re-letting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the premises, or any part thereof, during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Lessee's obligation for fixed basic rent and additional rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy not to exceed in any event the fixed basic rent and additional rent herein reserved, and such occupancy shall not be construed as a release of Lessee's liability hereunder.

                  Alternatively, in any case where Lessor has recovered possession of the premises by reason of Lessee's default, Lessor may at Lessor's option and at any time thereafter and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder, or at law or equity become entitled to recover from Lessee as damages for such breach in addition to such other sums herein agreed to be paid by Lessee to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the fixed basic rent and additional rent reserved in this Lease from the date of such default to the date of expiration of the term demised, as the same may have been extended or renewed, and the then fair and reasonable rental value (inclusive of additional rent and fixed basic rent) of the premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of fixed basic rent and additional rent thereafter becoming due, and the fair and reasonable rental value of the premises for the period for which such installment was payable, shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

         Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

         Lessor's remedies hereunder are in addition to any remedy allowed by law.

         15. Subordination of Lease. This Lease shall at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgage, be subject and subordinate to any such underlying leases and to any such first mortgage which may now or hereafter affect the real property of which the premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will nevertheless execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage or trust deed or by any of the Lessors under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact irrevocably to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall on timely request attorn to the owner of the reversion.

         16.      Security.         Intentionally left blank.

         17. Right to Cure Lessee's Breach. If Lessee breaches any covenant or condition of this Lease, Lessor may on reasonable notice to Lessee (except that no notice need be given in case of emergency) cure such breach at the expense of Lessee, and the reasonable amount of all expenses, including attorney's fees incurred by Lessor, in so doing (whether paid by Lessor or third party) shall be deemed additional rent payable on demand.

         18. Mechanic's Lien. Lessee shall, within a reasonable period of time after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the premises on Lessee's behalf.

         19. Right to Inspect and Repair. Lessor may enter the premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements or additions in, to, on, and about the premises or the building as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. Lessee, except for claims not covered by a standard business interruption insurance policy, (Lessee shall provide Lessor with copy of insurance policy) shall not have any claim against Lessor for interruption to Lessee's business.

         20. Services to be Provided by Lessor/Lessor's Exculpation. Subject to intervening laws, ordinances, regulations, and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof.

                  (a) The cleaning services as set forth in Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

                  (b) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season, together with common facilities lighting and electric energy, all during building hours, as hereinafter defined.

                  (c) Cold and hot water for drinking and lavatory purposes.

                  (d) Elevator service during building hours.

                  (e) Restroom supplies and exterior window cleaning when reasonably required.

                  (f) Notwithstanding the requirements of other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to force majeure as hereinafter defined. If Lessor fails to provide necessary services to the premises for an unreasonable length of time, Lessee may terminate this Lease. Lessor's liability for its failure to furnish any service required to be furnished by it pursuant to this Lease shall be as set forth in paragraph 21. Lessor shall not be liable under any circumstance, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the demised premises and/or the building including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishing of or failure to furnish any of

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

the aforesaid services, or for any interruption to Lessee's business, however occurring.

         21. Interruption of Services or Use. Interruption or curtailment of any service maintained in the building or at the office building area if caused by force majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement of fixed basic rent or addition rent, and shall not constitute a constructive or partial eviction unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the premises are rendered untenantable in whole or in part for a period of ten (10) consecutive business days by the making of repairs, replacements or additions other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy or commence and proceed with due diligence to remedy such condition or conditions, all subject to force majeure as hereinafter defined.

         22.      Building Standard Office Electrical Service.
                  (a) For so long as Lessee is not in default with respect to the payment of basic rent and additional rent, Lessor agrees to provide office electrical service (as hereinafter defined) to the premises upon the following terms and conditions:

                           (1)      Lessee  shall  pay to  Lessor on the  first
day of every month, in advance,$2,273.64 per month. Said amounts shall be treated as additional rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the term commences or ends on any other than the first or last day of the month.

                           (2)      Lessor  shall  not be  liable  in any way to
Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the premises pursuant to this paragraph nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of rent. In no event shall Lessor be liable for any business interruption suffered by Lessee.
                           (3) Lessee shall furnish and install all  replacement
lighting tubes, lamps, ballasts and bulbs required in the premises.
                           (4) Lessee shall make no  alteration  to the existing
electrical risers, wiring and other conductors or outlets without Lessor's consent. Should Lessor consent, all such alterations shall be provided by Lessor and the cost therefor paid by Lessee upon demand as additional rent.
                  (b) For purposes of this paragraph 22, building standard office electrical service shall mean the electrical energy required to provide the lighting and operate general office equipment such as Lessee's present computer system, typewriters, calculators and copiers; provided Lessee's present such lighting and equipment does not require greater than a 15-amp line, but in no event to include electrical energy for the operation of any computer installation or data processing equipment other than personal computers, which energy shall be provided during building hours as hereinafter defined.

         23. Additional Rent. It is expressly agreed that Lessee will pay, in addition to the basic rent provided in paragraph 3 above, an additional rent to cover Lessee's percentage, as defined in the preamble, of the increased cost to Lessor for each of the categories enumerated herein over the base period costs, as defined in the preamble for said categories.

                  (a) Operating Cost Escalation. If the operating costs, incurred for the building in which the demised premises are located and office building area for any Lease year or proportionate part thereof during the Lease term, shall be greater than the base operating costs (adjusted proportionately for periods less than a lease year), then Lessee shall pay to Lessor as additional rent Lessee's percentage of all such excess operating costs. Operating costs shall include by way of illustration and not of limitation: personal property taxes; labor including wages and salaries; social security taxes and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "operating costs") but not including depreciation of building or equipment; interest; income or excess profits taxes; costs of maintaining Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes unless said expenditures are for the purpose of reducing operating costs within the building and office building area or are required under any governmental law, ordinance or regulation in which event the costs thereof shall be included. The base operating costs shall be as defined in the preamble. Any non-third party operating costs shall not increase more than 50% of the Northeast Consumer Price Index or a comparable index, if the index no longer exists. Third party costs shall not be subject to any cap.

                  (b) Fuel, Utilities and Electric Cost Escalation. Hereinafter referred to as "utility and energy costs." If the utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating, and air conditioning for the building to include all leased and leasable areas and common facilities, electric, lighting, water, sewer and other utilities for the building and office building area, for any Lease year or proportionate part thereof, during the term, shall be greater than the base utility and energy costs (adjusted proportionately for periods less than Lease year), then Lessee shall pay to Lessor, as additional rent, Lessee's percentage as hereinafter defined, all of such excess utility and energy costs. As used in this paragraph 23(b), the base utility and energy costs shall be as defined in the preamble. A clause similar to this clause shall be included in all the other leases for the premises.

                  (c) Tax Escalation. If the real estate taxes for the building and office building area at which the demised premises are located for any Lease year or proportionate part thereof, during the Lease term, shall be greater than the base real estate taxes (adjusted proportionately for periods less than a Lease year), then Lessee shall pay to Lessor, as additional rent, Lessee's percentage, as hereinafter defined, of all such excess real estate taxes.

                           As used in this paragraph  23(c),  the words and
terms which follow mean and include the following:
                           (1)      "Base real estate taxes" shall be as defined
in the preamble.

                           (2) "Real estate taxes" shall mean the property taxes
and assessments imposed upon the building and office building area, or upon the rent, as such, payable to Lessor, including but not limited to real estate, city, county, village, school and transit taxes, assessments or charges levied, imposed or assessed against the building and office building area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to future change in the method of taxation any franchise, income or profit tax shall be levied against Lessor in substitution for or in lieu of or in addition to any tax which would otherwise constitute a real estate tax, such franchise, income or profit tax shall be deemed to be a real estate tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for or in lieu of any franchise, income or profit tax (which is not in substitution for or in lieu of or in addition to a real estate tax as hereinabove provided) shall not be deemed a real estate tax for the purposes hereof.

                  (d) Lease Year. As used in this paragraph 23, Lease year shall mean the twelve (12) month period commencing January 1, 1998 and ending December 31, 1998 and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve months, then the base period costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve months, and Lessee shall pay to Lessor, as additional rent for such period, an amount equal to Lessee's percentage, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

                  (e) Payment. At any time and from time to time after the establishment of the base period costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's percentage with respect to each of the categories as estimated for the next twelve (12) month period (and for each succeeding twelve month period or proportionate part thereof if the last period prior to the Lease's termination in less than twelve months) as then known to Lessor, and hereafter, Lessee shall pay, as additional rent, Lessee's percentage of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months for which the fixed basic rent shall have already been paid which are affected by the operating cost escalation and/or utility and energy cost escalation and/or tax escalation costs above referred to as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, as subject to final adjustment at the expiration of each lease year as defined in subparagraph (d) hereof (or proportionate part hereof if the last period prior to the Lease's termination is less than twelve months).

                           Notwithstanding  anything  herein  contained  to the
contrary, in the event the last period prior to the Lease's termination is less than twelve (12) months, the base period costs during said period shall be proportionately reduced to correspond to the duration of said final period.
                  (f) Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such operating, utility, energy and tax costs have in fact been paid or incurred. Any disagreement with respect to anyone or more of said charges, if not satisfactorily settled between Lessor and Lessee, shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator whose decision on the dispute will be final and binding upon both parties who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

                  (g) Right to Review. Once Lessor shall have finally determined said operating, utility and energy or tax costs at the expiration of a Lease year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period. Lessee shall have the right to contest any fraudulent charge within three (3) years of payment for said specific charge.

                  (h) Occupancy Adjustment. If with respect to operating cost escalation, as established in subparagraph (a) hereof, and utility and energy cost escalation, as established in subparagraph (b) hereof, the building is not ninety-five (95%) percent occupied during the establishment of the respective base periods, then the base costs incurred with respect to said operating cost or utility and energy cost shall be adjusted during any such period within the base period so as to reflect ninety-five (95%) percent occupancy. Similarly, if during any Lease year or proportionate part thereof, subsequent to the base period, the building is less than ninety-five (95%) percent occupied, then the actual costs incurred for operating cost and utility and energy cost shall be increased during any such period to reflect ninety-five (95%) percent occupancy so that at all times after the base period the utility and energy cost or operating cost shall be actual costs; but in the event less than ninety-five (95%) percent of the building is occupied during all or part of the Lease year involved, the utility and energy cost and operating cost shall not be less than that which would have been incurred had ninety-five (95%) percent of the building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variation in occupancy levels.

         24. Lessee's Estoppel. Lessee shall from time to time, on not less than ten (10) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default and any such other reasonable information as Lessor may request. It is intended that any such statement delivered pursuant to this paragraph may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

         25. Holdover Tenancy. If Lessee holds possession of the premises after the terms of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said premises (but additional rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month.

         26. Right to Show Premises. Lessor may shown the premises to prospective purchasers and mortgagees; and during the six (6) months prior to termination of this Lease, to prospective tenants during business hours on reasonable notice to Lessee.


         27. Lessor's Work; Condition of the Premises. This Section is left intentionally blank.

         28. Waiver of Trial by Jury. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the premises.

         29. Late Charge. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "late charge" of four (4%) percent of any installment of fixed basic rent or additional rent paid more then ten (10) days after the due date thereof to cover the extra expense involved in handling delinquent payments, said "late charge" to be considered additional rent. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for such successive monthly period until paid.

         30.      Lessee's Insurance.
                  (a) Lessee covenants to provide on or before the commencement date a comprehensive policy of general liability insurance naming Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Lessor. The policy shall be with limits not less than One Million ($1,000,000.00) Dollars in respect of any one person, in respect to any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than commonly maintained by tenants in similar buildings in the areas by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination date of any policy, Lessee shall deliver a binder evidencing the renewal policy with proof of the payment of the premium therefor.

                  (b) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that Lessee's personal property and fixtures and any other items which Lessee may bring to the premises which may be subject to any claim for damages or destruction due to Lessor's negligence shall be fully insured by a policy of insurance covering all risks with only a reasonable deductible, which policy shall specifically provide for a waiver of subrogation for Lessor and all building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Lessee fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance naming Lessor as an additional named insured, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

         31. No Other Representations, No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

         32. Quiet Enjoyment, Lessor covenants that if and so long as Lessee pays the rent, and any additional rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the premises for the term herein mentioned, subject to the provisions of this Lease.

         33. Management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the demised premises, or of any business therein; or any work or thing whatsoever done or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the demised premises during the term of this Lease or during the period of time, if any, prior to the commencement date that Lessee may have been given access to the demised premises; or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees; and (b) all costs, expenses and liabilities incurred on or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall resist and defend such action or proceeding.

         34. Paragraph Headings. The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

         35. Applicability to Heirs and Assigns. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession, or a term lessee of the building, so that in the event of any sale of the building or of any lease thereof, or if a mortgagee shall take possession of the premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

         36. Parking Spaces. In addition to the nine (9) assigned parking spaces, Lessee's occupancy of the demised premises shall include the use of those unassigned parking spaces.

         37. Lessor's Liability for Loss of Property. Lessor shall not be liable for any loss of property (except for a loss not covered by insurance) from any cause whatsoever, including but not limited to theft or burglary from the demised premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the demised premises and/or the building including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

         38. Partial Invalidity. If any of the provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, so long as Lessee's ability to conduct its business in the manner contemplated is not materially affected, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         39.      Broker. None.

         40. Personal Liability. Notwithstanding anything to the contrary provided in this Lease, except as provided for in Paragraph 61, it is specifically understood and agreed such agreement being a primary consideration for the execution of this Lease by Lessor and Lessee, that there shall be absolutely no personal liability on the part of Lessor or Lessee, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor" or "Lessee"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever and Lessor shall look solely to the equity of Lessee in his business conducted at the premises for the satisfaction of each and every remedy of Lessor in the event of any breach by Lessee of any of the terms, covenants and conditions of the Lease to be performed by Lessee, such exculpation of liability to be absolute and without any exceptions whatsoever.

         41. No Option. The submission of this Lease agreement for examination does not constitute a reservation of or option for the premises, and this Lease agreement becomes effective as a Lease agreement only upon execution and delivery thereof by Lessor and Lessee.

         42.      Definitions.
                  (a) "Affiliate" shall mean any corporation related to Lessee as a parent, subsidiary or brother/sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1954, as amended, and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty (50%) percent interest.

                  (b) "Building Hours" as used in this Lease shall be Monday through Friday, 8:00 a.m. to 7:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that common facilities lighting in the building and office building area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the building and office building area.

                           At any time other than Business Hours,  Landlord
shall provide Tenant, after-hours air conditioning, ventilation or heating, as the case may be, for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to $30.00 per hour, that being intended to cover Landlord's cost for the power or fuel required to provide the same. In the event that during the term of this Lease, or any renewal hereof, the Landlord's cost for providing after-hours heating or air conditioning shall increase by virtue of utility rate increases or fuel cost increase, the above hourly rate shall be adapted, from time to time, to reflect such increases.
                           Tenant  shall  access  after-hours  air
conditioning, ventilation, or heating by an electronic key system located within its space which shall record the hours for which Tenant is utilizing heat and air conditioning beyond normal business hours.
                  (c) "Common facilities" shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs' public hallways' public lavatories' all other general building facilities that service all building tenants; air conditioning rooms; fan rooms; janitorial closets, electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any of the common facilities to make repairs or changes therein or to effect construction, repairs or changes within the building, or to discourage non-tenant parking, and may do such other acts in and to the common facilities as in its judgment may be desirable to improve the convenience thereof.

                  (d) "Force majeure"" shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor; supplies or materials; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

                  (e) "Lessee's Percentage," as defined in the preamble, reflects the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all common facilities) as compared with the total number of gross square feet of the entire building measured outside wall to outside wall but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the common facilities of the building so as to provide additional leasing area. However, if any service provided for in paragraph 23 (a) or any utility provided for in paragraph 23(b) is separately billed or separately metered within the building, then the square footage so billed or metered shall be subtracted from the denominator (the building's total number of gross square feet), and Lessee's percentage for such service and/or utility shall be separately computed and the base costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the common facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all building tenant proportionate shares may be equal to, less than, or greater than one hundred (100%) percent.

         43.      Lease Commencement.  This Section left intentionally blank.

         44. Notices. Any notice by either party to the other shall be in writing and shall be deemed to have been duly give only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at the above-described building; if to Lessor, at Lessor's address as set forth above, with a copy to Law Office of Lawrence Seidman, 100 Misty Lane, Parsippany, NJ 07054 or to either of such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally on delivery thereof, and if mailed upon the fifth (5th) day after the mailing thereof.

         45. Accord and Satisfaction. No payment by Lessee or receipt by Lessor or a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated basic rent and additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or additional rent to be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such fixed basic rent and additional rent or pursue any other remedy provided herein or by law.

         46. Effect of Waivers. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty unless in writing signed by Lessor.

         47. Lease Condition. This Section left intentionally blank.

         48. Mortgagee's Notice and Opportunity to Cure. Lessee agrees to give any mortgagees, by registered mail, a copy of any notice of default service upon Lessor; provided that prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees v. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees vshall have any additional thirty (30) days within which to cure such default; or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. It is specifically understood that said mortgagee has the right to cure said default, but is not obligated to do so.

         49. Lessor's Reserved Right. Lessor and Lessee acknowledge that the premises are in a building which is not open to the general public. Access to the building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informal or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

         50. Corporate Authority. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

         51. Environmental Liability. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the building or parking area any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever required testing to ascertain whether or not there has been release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term. Lessor shall provide Lessee with any written environmental reports Lessor conducts with respect to the property and premises.
         52.      Relocation
                  This Section is left intentionally blank.

         53.      Three   Month   Free  Rent   Period   This   Section  is  left
                  intentionally blank.

         54.      Signage
                  Lessee shall be permitted, at its expense, to place a sign on the building or on the ground equal to the size of its present sign.

         55.      Gutting
                  This Section is left intentionally blank.

         56.      Option Period
                  Lessee shall give Lessor notice of its intention to exercise each option period six (6) months prior to the respective lease termination date. If Lessee fails to give said notice, Lessee shall forfeit its right to excercise any renewal option. Time is of the essence with respect to the renewal notice. The fixed basic rent for the first five (5) year option shall be $16.20 per square foot and the base year for calculating the addtional rent expenses shall remain the 1998 calendar year. The fixed basic rent for the second option period shall be 19.44 per square foot and the base year for calculating the additional rent expenses shall remain the 1998 calendar year. If Lessee does not exercise the first option period, Lessee loses the right to the second option period. In order to exercise any renewal option Lessee must not be in default of any covenants of the lease and all basic fixed rent and additional rent must be paid current.

         57.      Redecorating Allowance
                  Lessor shall provide Lessee with a Five Thousand ($5,000,00) Dollars redecorating allowance five (5) years from the commencement date and at the time Lessee exercises each renewal option.

         58. Notwithstanding anything contained herein, this Lease shall not become effective until the closing of the $2,700,000.00 first mortgage between Greenberg Propery, L.L.C. and Providian Capital Management Real Estate Services, Inc.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESS:                   GREENBERG PROPERTY, L.L.C.

/s/ George Greenberg           /s/ Richard Greenberg
______________________    By: __________________________________________

                               Richard Greenberg, President

ATTEST:
                          ENVIRONMENTAL WASTE MANAGEMENT ASSOCIATES, INC.

/s/ George Greenberg          /s/ Arthur Rosenbaum
______________________    By:____________________________________________
           , Secretary        Arthur Rosenbaum, Executive Vice President
                                       14

                                    EXHIBIT B
                              RULES AND REGULATIONS


         1. Lessee shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Lessee; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior consent of Lessor If such consent be given by Lessor, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Lessor, or a company approved by Lessor, but the cost of the same shall be charged to and be paid by Lessee, and Lessee agrees to pay the same promptly, on demand.

         4. No contract of any kind in excess of $2,500 per annum with any supplier of towels, water, ice toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Lessee, v without the prior written consent of Lessor.

         5. Except as provided on Exhibit A attached hereto, when electric wiring of any kind is introduced it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except with the prior written consent of Lessor, and shall be done only by contractors approved by Lessor. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Lessor. No Lessee shall lay floor covering so that the same shall be in direct contact with the floor of the Premises; and if floor covering is desired to be used, an interline of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         6. Lessor shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any Lessee; and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Lessor. Lessor will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Lessee. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Lessee shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Subject to the terms of the preceding sentence, if Lessee wishes to place any safes or vaults in the premises, it may do so at its own expense, provided the floor load capacity is, in Lessor's judgment, sufficient and Lessor reserves the right to prescribe their weight and position.

         7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Lessor. Business machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, in setting sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance to other Lessees.

         8. No additional lock or locks shall be placed by Lessee on any door in the Building, without the prior written consent of Lessor. Two keys will initially be furnished to Lessee by Lessor; two additional keys will be supplied to Lessee by Lessor, upon request, without charge; any additional keys requested by Lessee shall be paid for by Lessee. Lessee, it agents and employees, shall not have any duplicate keys made and shall not change any lock. All keys to doors and washrooms shall be returned to Lessor on or before the Termination Date, and, in the event of a loss of any keys furnished, Lessee shall pay Lessor the cost thereof.

         9. Lessee shall not employ any persons or persons for the purpose of cleaning the Premises, without the prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

         10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         11. The requirements of Lessee will be attended to only upon application at the office of Lessor. Employees or Lessor shall not perform any work for Lessee or do anything outside of their regular duties, unless under special instructions from Lessor.

         12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein prohibited.

         13. Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture of store goods, wares or merchandise upon the Premises, without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other Lessees; or permit any unusual odors to be produced upon the Premises.

         14. Between 7:00 P.M. and 8:00 A.M. on weekdays, before 8:00 A.M. and after 1:00 P.M. on Saturdays, and all day Sunday and Building Holidays, the Building is closed. Lessor reserves the right to exclude from the Building during such periods all persons who do not present a pass to the Building signed by Lessee. Each Lessee shall be responsible for all persons to whom such passes are issued and shall be liable to Lessor for all acts of such persons.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Lessor. Such curtains, blinds and shades must be a quality, type, design, and color, and attached in a manner approved by Lessor.

         16. Canvassing, soliciting and peddling in the Building are prohibited, and Lessee shall cooperate to prevent the same.

         17. There shall not be used in the Premises or in the Building either by Lessee or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tire and side guards. No hand trucks will be allowed in passenger elevators without appropriate padding.

         18. Each Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors are locked.

         19. Lessor shall have the right to prohibit all advertising by Lessee which in Lessor's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

         20. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Lessee for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building to be allotted to Lessee; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         21. Lessee shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Lessee) on Lessee's letterhead, or a blank which will be furnished by Lessor. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

         22. Unless Exhibit "B" of the Lease shall designate Parking Spaces for Lessee's exclusive use, Lessee shall have the non-exclusive right to use in common with Lessor and other Lessees of the Building and their employees and invitees the parking area provided by Lessor for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Lessor. Lessor may issue parking permits, install a gate system, and impose any other system as Lessor deems necessary for the use of the parking area. Lessee agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Lessor and shall comply with such rules and regulations for use of the parking area as Lessor may from time to time prescribe. Lessor shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of authorized vehicles or to otherwise supervise the use of the parking area. Lessor reserves the right to change any existing or future parking area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Lessee hereunder.

         23. Lessee shall not use the Premises or permit the Premises to be used for the sale of food or beverages, except for vending machines, to be utilized by its employees and guests.

         24. Lessee shall not permit any smoking inside the building by its employees, guests or licensees.

                                    EXHIBIT C

                                 100 Misty Lane
                                   Work Letter


         Not Applicable

                                    EXHIBIT D

                       BUILDING MAINTENANCE SPECIFICATIONS


A.       GENERAL (Five Nights Per Week)

         1. All ceramic tile and other unwaxed flooring to be swept nightly and washed as necessary.

         2. All composition tile to be swept. In sweeping, all furniture to be moved when necessary to reach inaccessible areas.

         3. All carpeting, rugs and upholstered furniture to be vacuumed.

         4. All furniture, fixtures, pictures, ledges, chair rails and other furniture and window sills to be hand-dusted and cleaned. All window sills to be washed when necessary.

         5. All ash trays to be emptied and damp-wiped clean.

         6. All waste receptacles to be emptied and refuse removed to a designated area of the Building.

         7. Interiors of all waste disposal cans and baskets will be kept clean by inserting a plastic liner in each. Wash disposal units and replace liners upon request.

         8. All water coolers to be washed.

         9. All door louvers and other ventilating louvers within reach to be hand-dusted.

         10. All telephones to be hand-dusted.

         11. All bright work to be wiped clean and polished.

         12. All fingerprints and smudges to be removed from painted vertical services whenever and wherever practicable.

         13. All stairways to be swept and dusted nightly and mopped or scrubbed weekly.

         14. the elevators to be swept, dusted, washed nightly and waxed as necessary.


B.       LAVATORIES (Five Nights Per Week)

         1. All lavatory rooms to be swept and washed nightly with Phenolic or Quaternary disinfectant and power machine scrubbed monthly.
         2.  All  mirrors,   shelves,  bright  work  and  enameled  surfaces  in
lavatories to be washed and polished.

         3. All basins, bowls and urinals to be sour-washed with a Phenolic or Quaternary disinfectant.

         4. All toilet seats to be sour-washed and disinfected.

         5. All partitions, tile walls, dispensers and receptacles to be hand-dusted and washed when necessary.

         6. Landlord to furnish paper towels, toilet paper, hand soap and sanitary napkins. Units should be checked and replenished daily.

         7. All paper towel receptacles to be emptied.

         8. All sanitary napkin disposal receptacles to be emptied.

         9. All wash tile and stall surfaces to be washed and polished as often as necessary.

C.       HIGH DUSTING

         1. All pictures, frames, charts, graphs and similar wall hangings not reached in daily cleaning to be dusted at least twice per month.

         2. All vertical surfaces such as walls, partitions, doors, bucks and other surfaces not reached in daily cleaning to be dusted at least once per month.

         3. All pipes, ventilating and air conditional louvers, ducts, high molding and other high areas not reached in daily cleaning to be dusted at lease once per month.

D.       LOBBY

         1.       Floors of entrance lobby to be swept and washed as necessary.

         2.       Lobby wall surfaces to be hand-dusted as often as necessary.

                                    EXHIBIT E

                              SCHEDULE OF HOLIDAYS


                           1.       New Year's Day

                           2.       President's Day

                           3.       Independence Day

                           4.       Labor Day

                           5.       Columbus Day

                           6.       Veteran's Day

                           7.       Thanksgiving Day

                           8.       Day after Thanksgiving

                           9.       Christmas Day